Exhibit 99.(A)

Exhibit A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the Amendment No. 4 to Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Psychiatric Solutions, Inc. has been filed on behalf of the undersigned.

Signature

Dated: December 29, 2003

Entities:

Oak Investment Partners VI, Limited Partnership

Oak Associates VI, LLC

Oak Investment Partners VII, Limited Partnership

Oak Associates VII, LLC

Oak VII Affiliates Fund, Limited Partnership

Oak VII Affiliates, LLC

Oak Investment Partners X, Limited Partnership

Oak Associates X, LLC

Oak X Affiliates Fund, Limited Partnership

Oak X Affiliates, LLC

Oak Management Corporation

	By:	/s/ Ann H. Lamont
Ann H. Lamont, as
General Partner or Managing Member or as Attorney-in-fact for the above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

	By:	/s/ Ann H. Lamont
Ann H. Lamont,
Individually and as Attorney-in-fact for the above-listed individuals